Exhibit 99.1

Rockwell Medical Closes $12.9 Million Registered

Direct Common Stock Offering

WIXOM, MICHIGAN, March 26, 2013 — Rockwell Medical, Inc. (NASDAQ: RMTI), a fully-integrated biopharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products and services for the treatment of iron deficiency, secondary hyperparathyroidism and hemodialysis, announced today the closing of the sale of 4,300,000 common shares at $3.00 per share in a registered direct offering for an aggregate offering amount of approximately $12.9 million. The net proceeds from the offering, after commissions and other estimated offering expenses, were approximately $12.0 million. Rockwell Medical plans to use the net proceeds from the offering for general corporate purposes which may include research and development expenses, acquisition of intellectual property relating to complementary drug therapies, funding of clinical trials, and general administrative expenses.

Chardan Capital Markets, LLC served as the lead placement agent for the offering and Newbridge Securities, LLC acted as co-placement agent.

The shares of common stock described above were offered pursuant to an effective shelf registration statement as filed with the Securities and Exchange Commission. A prospectus supplement relating to the offering was filed with the Securities and Exchange Commission on March 20, 2013. Copies of the prospectus supplement and the accompanying prospectus relating to these securities may be obtained by contacting Rockwell Medical, Inc. c/o Investor Relations at 30142 S. Wixom Road, Wixom, Michigan 48393. Electronic copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from the Securities and Exchange Commission website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock of Rockwell Medical and shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Rockwell Medical in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be solely by means of a prospectus included in the registration statement and a prospectus supplement that will be issued in connection with such offering.

About SFP

SFP is a unique iron compound that is delivered to the hemodialysis patient via dialysate, replacing the 5-7mg of iron lost during a dialysis treatment. SFP is introduced into the sodium bicarbonate concentrate that subsequently is mixed into dialysate. Once in the dialysate, SFP crosses the dialyzer membrane and enters the bloodstream where it immediately binds to apo-transferrin and is taken to the bone marrow, mimicking the way dietary iron is handled in the human body. In completed clinical trials to date, SFP has demonstrated that it can safely deliver iron and maintain hemoglobin levels, while decreasing ESA use without any increase in iron stores.

About Rockwell Medical

Rockwell Medical is a fully-integrated biopharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products and services for the treatment of iron deficiency, secondary hyperparathyroidism and hemodialysis.

Rockwell’s lead drug candidate in late-stage clinical development is for the treatment of iron deficiency and is called Soluble Ferric Pyrophosphate (SFP). SFP delivers iron to the bone marrow of dialysis patients in a non-invasive, physiologic manner via dialysate during their regular dialysis treatment. In order to prevent or treat anemia, sufficient availability of iron and erythropoietin must be present in the bone marrow to generate healthy red blood cells. In completed clinical trials to date, SFP has demonstrated that it can safely deliver sufficient iron to the bone marrow.

SFP is currently in ongoing Phase 3 clinical studies (CRUISE-1 and CRUISE-2) to address an estimated $600 million U.S. and $1 billion global market.

Rockwell is also preparing to launch a FDA approved generic drug called Calcitriol. Calcitriol is active vitamin D injection and indicated for the treatment of secondary hyperparathyroidism in dialysis patients. Rockwell intends to enter the vitamin D market in 2013, addressing an estimated $350 million U.S. market.

Rockwell is also an established manufacturer and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad. These products are used to maintain human life, by removing toxins and replacing critical nutrients in the dialysis patient’s bloodstream. Rockwell’s has three manufacturing and distribution facilities in the United States and its operating infrastructure is a ready-made sales and distribution channel that is able to provide seamless integration into the commercial market for its drug products, Calcitriol and SFP upon FDA market approval.

Rockwell’s exclusive renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are intended to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience. Rockwell Medical is developing a pipeline of drug therapies, including extensions of SFP for indications outside of hemodialysis. Please visit www.rockwellmed.com for more information. For a demonstration of SFP’s unique mechanism of action in delivering iron via dialysate, please view the animation video at http://www.rockwellmed.com/collateral/documents/english-us/mode-of-action.html.

About Chardan Capital Markets, LLC

Chardan is an international investment bank headquartered in New York City, with offices in Los Angeles, San Francisco and Beijing. Chardan provides a wide array of banking and advisory services to public and private companies and institutional investors around the world including Initial Public Offerings (IPOs), Private Investments in Public Equity (PIPEs), Specified Purpose Acquisition Companies (SPACs), Merger and Acquisition Advisory Services, Debt Financing, Private Equity Financing, Venture Capital Financing, Equity/Derivatives Trading, Non Deal Road Shows, Third Party Marketing of Hedge Funds, Research and Restructuring.

About Newbridge

Newbridge Financial, Inc. (“NFI”) is the parent/holding company for NSC and NFSG. NSC is a FINRA member broker-dealer that engages in full service securities brokerage, investment banking and advisory services with a broad based group of individuals and institutional customer. NFSG is an SEC Registered Investment Advisor offering a broad spectrum of financial services including financial, insurance, retirement, estate and tax planning for our individual and corporate clients. For more information on

Newbridge, please visit our public web-site at www.newbridgefinancial.com or www.newbridgesecurities.com.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Rockwell’s intention to launch Calcitriol and SFP following FDA approval. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan”, “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in Rockwell Medical’s SEC filings. Thus, actual results could be materially different. Rockwell Medical expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:	Michael Rice, Investor Relations; (646) 597-6979
David Connolly, Media Contact; (617) 374-8800